Exhibit 10.1

Execution Version

FIFTH AMENDMENT TO FACILITY AGREEMENT

This FIFTH AMENDMENT TO FACILITY AGREEMENT (this “Amendment”) is entered into as of May 6, 2020, by and among NEOS THERAPEUTICS, INC., a Delaware corporation (the “Borrower”), NEOS THERAPEUTICS COMMERCIAL, LLC, a Delaware limited liability company (“Commercial”), NEOS THERAPEUTICS BRANDS, LLC, a Delaware limited liability company (“Brands”), NEOS THERAPEUTICS, LP, a Texas limited partnership (“Neos LP”), PHARMAFAB TEXAS, LLC, a Texas limited liability company (“PharmaFab”, together with Commercial, Brands and Neos LP, each individually a “Guarantor”, and collectively, the “Guarantors”), DEERFIELD PRIVATE DESIGN FUND III, L.P. (“DPDF”), DEERFIELD PARTNERS, L.P. (“DP”, and together with DPDF collectively referred to as the “Lenders”), and DEERFIELD MGMT, L.P., as collateral agent for itself, the Lenders and the other Secured Parties (in such capacity, together with its successors and assigns in such capacity, “Collateral Agent” and together with the Borrower, the Guarantors and Agent, collectively, the “Parties”).

RECITALS:

A.        The Borrower and the Lenders have entered into that certain Facility Agreement, dated as of May 11, 2016 (together with all exhibits and schedules thereto and as the same has been amended, restated, supplemented and/or otherwise modified from time to time to prior to (and not including) the date hereof, including by (i) that certain First Amendment to Facility Agreement, dated as of June 1, 2017, by and among the Borrower, the Guarantors party thereto and the Lenders, (ii) that certain Second Amendment to Facility Agreement, dated as of November 5, 2018, by and among the Borrower, the Guarantors party thereto and the Lenders, (iii) that certain Third Amendment to Facility Agreement, dated as of March 26, 2019, by and among the Borrower, the Guarantors party thereto and the Lenders, and (iv) that certain Fourth Amendment to Facility Agreement, dated as of October 2, 2019, by and among the Borrower, the Guarantors party thereto and the Lenders, the “Existing Facility Agreement”). The Existing Facility Agreement, as amended hereby and as may be amended, restated, supplemented and/or otherwise modified from time to time, is referred to as the “Facility Agreement”).

B.         As of the date hereof, $45,000,000 aggregate principal amount of the Loans evidenced by the Amended and Restated Senior Secured Convertible Notes issued pursuant to the Existing Facility Agreement (the “Existing Notes”) remains outstanding.

C.        The Borrower, the Guarantors, the Lenders and the Collateral Agent entered into that certain Consent dated as of April 6, 2020 (the “PPP Consent”) pursuant to which the Lenders consented to the Borrower obtaining a PPP Loan (as defined therein) subject to the terms and conditions thereof, and the Borrower and the Guarantors received a PPP Loan in the aggregate principal amount of $3,582,800 (the “PPP Loan Proceeds”).  The Borrower has not utilized any of the PPP Loan Proceeds and shall repay in full the PPP Loan Proceeds on or prior to May 14, 2020.

D.        Pursuant to this Amendment, and subject to the terms and conditions hereof,  (i) the Facility Agreement shall be amended to modify the schedule of certain principal repayments

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thereunder and make certain other modifications thereto,  (ii) the Notes shall be amended and restated to provide for the conversion of up to $10,000,000 of the principal under the Notes into Common Stock at a price of $1.50 per share, subject to adjustment as provided in the Notes (as amended hereby), and (iii) the Lenders shall provide their consent to the repayment in full by the Borrower of the PPP Loan.

NOW, THEREFORE, in consideration of the mutual agreements contained herein, the Parties agree as follows:

1.         Defined Terms.  Capitalized terms used herein which are defined in the Facility Agreement, unless otherwise defined herein, shall have the meanings ascribed to them in the Facility Agreement.  The Recitals to this Amendment are incorporated herein in their entirety by this reference thereto.

2.         Amendments to Facility Agreement.  Subject to the satisfaction of the Conditions Precedent set forth in Section 5 of this Amendment, the Facility Agreement is hereby amended as follows:

a.         Section 1.1 of the Facility Agreement is hereby amended to delete the defined terms “2019 Threshold” and “2020 Threshold.”

b.         Section 1.1 of the Facility Agreement is hereby amended to add the following additional defined terms in appropriate alphabetical order:

“Additional Exit Payment” has the meaning given to it in Section 2.3(c).

“Fifth Amendment” shall mean the Fifth Amendment to Facility Agreement, dated as of May 6, 2020, among the Borrower, the Guarantors and the Lenders.

“Fifth Amendment Date” shall mean May 6, 2020.

“Initial Exit Payment” has the meaning given to it in Section 2.3(c).

“Monthly Principal Payment” has the meaning given to it in Section 2.3(a)(iv).

“Monthly Principal Payment Date” has the meaning given to it in Section 2.3(a)(iv).

c.         The following definitions in Section 1.1 of the Facility Agreement are hereby amended and restated in their entirety to read as follows:

“Loan Documents” means this Agreement (including the Fourth Amendment Perfection Certificate and all other attachments, schedules, annexes and exhibits hereto), the Notes, the Security Agreement, Intellectual Property security agreements, the Control Agreements, the First Amendment, the Second Amendment, the Registration Rights Agreement, the Second Amendment

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Registration Rights Agreement, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Intercreditor Agreement (and any other subordination or intercreditor agreement entered into by any of the Lenders with respect to any Indebtedness permitted under the Loan Documents), any collateral assignment, all Post-Fourth Amendment Perfection Certificates, and any other amendment, restatement, supplement, modification, waiver, consent, agreement, document or instrument executed by the Borrower or any Subsidiary and delivered in connection with any of the foregoing and dated the Agreement Date or subsequent thereto, whether or not specifically mentioned herein or therein; provided, for the avoidance of doubt  that shares of Common Stock, including any Interest Payment Shares, Principal Payment Shares and Conversion Shares, are excluded from “Loan Documents.”

“Notes” means the Second Amended and Restated Senior Secured Convertible Notes issued to the Lenders evidencing the Loan in substantially the form of Exhibit A attached to the Fifth Amendment, as may be further amended, restated, supplemented, replaced or otherwise modified from time to time.

d.         Section 2.3(a) of the Facility Agreement is hereby amended and restated in its entirety to read as follows:

“(a)      Borrowers shall repay the outstanding principal amount of the Loan as follows:

(i)         $7,500,000 of the outstanding principal amount of the Loan shall be repaid on the Effective Date (as defined in the Second Amendment) (the “Second Amendment Principal Payment”)

(ii)       $7,500,000 of the outstanding principal amount of the Loan shall be repaid on May 11, 2019 (the “2019 Principal Payment);

(iii)      $10,000,000 of the outstanding principal amount of the Loan shall be repaid on May 11, 2020 (the “2020 Principal Payment”);

(iv)       an aggregate of $5,000,000 of the outstanding principal amount of the Loan shall be repaid in eight monthly installments (each, a “Monthly Principal Payment”) of $625,000 on the 11th day of each calendar month commencing with (and including) September 2020 and ending with (and including) April 2021 (each such monthly payment date during such period, a “Monthly Principal Payment Date”); provided, however, that if the Volume Weighted Average Price (as defined in the Notes) of the Common Stock exceeds $1.50 (subject to appropriate adjustment for any Stock Event that occurs after the Fifth Amendment Date) on each of any ten (10) consecutive Trading Days during the period of 30 consecutive days ending on (and including) the Trading Day immediately preceding a Monthly Principal Payment Date, then the principal amount otherwise due on such Monthly Principal Payment Date (after giving effect to the application of conversions and prepayments in accordance with Section

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2.3(e)) shall be deferred to, and shall be due and payable on, May 11, 2021 (together with all other amounts payable on such date);

(v)       $15,000,000 of the outstanding principal amount of the Loan, together with any and all amounts deferred pursuant to Section 2.3(a)(iv) (subject to any reduction of such deferred amounts pursuant to Section 2.3(e)), shall be repaid on May 11, 2021 (the “2021 Principal Payment”); and

(vi)       all outstanding principal and interest and all other outstanding Obligations shall be due and payable on May 11, 2022 (the principal portion of such payment, the “2022 Principal Payment” and such date, the “Maturity Date”).

Subject to Sections 2.3(b) and 2.3(c) the Borrowers (i) may prepay the Obligations in whole or in part at any time and from time to time and (ii) shall prepay all of the outstanding Obligations upon the occurrence of a Change of Control.  The amount of any prepayment of the Obligations shall be allocated among the Lenders in accordance with their respective Pro Rata Shares.”

e.         Section 2.3(c) of the Facility Agreement is hereby amended and restated in its entirety to read as follows:

“(c)      Notwithstanding anything to the contrary in the Loan Documents (and in addition to the amounts payable pursuant to Section 2.3(b)), effective as of the date hereof, there shall be a fully due and owing non-refundable exit payment in cash in a total amount equal to $750,238.93 (the “Initial Exit Payment”), which Initial Exit Payment shall be deemed an Obligation and shall be deemed to have been fully earned as of the date hereof.  Effective as of the Fifth Amendment Date, there shall be fully due and owing an additional non-refundable exit payment in cash of $250,000 (the “Additional Exit Payment” and, together with the Initial Exit Payment, each an “Exit Payment” and collectively, the “Exit Payments”), which Additional Exit Payment shall be deemed an Obligation and shall be deemed to have been fully earned as of the Fifth Amendment Date.  The Loan Party Obligors’ obligation to pay the Exit Payments will not be subject to any counterclaim or setoff for, or be otherwise affected by, any claim or dispute that any Loan Party Obligor may have.  The Initial Exit Payment shall be paid, in cash, immediately without notice or further action by the Loan Party Obligors to the Lenders based on their respective Pro Rata Shares upon the earliest to occur of (i) the date when the remaining Loans are due, payable, paid, repaid, redeemed, prepaid or converted (in each case, whether in cash, in Freely Tradeable Shares, other Stock or otherwise, whether voluntary or involuntary and whether (A) before, at the time of or after (1) the Maturity Date, (2) any acceleration of any of the Obligations, (3) the filing of any voluntary or involuntary bankruptcy petition, (4) an insolvency, (5) the occurrence of an Event of Default, (6) a foreclosure or (7) a sale or disposition, (B) in the connection with a Change of Control or (C) by any other method, manner, action, event, circumstance, situation, procedure or process) in an amount that causes (or such lesser amount of outstanding Loans that are so due, payable, paid, repaid, redeemed, prepaid or converted that the Required Lenders have agreed to cause) the principal amount of remaining Loans outstanding to be (or a payment, repayment, redemption, prepayment or conversion is

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required to be made that would cause such Loans, if such payment, repayment, redemption, prepayment or conversion would have been made to be) less than $10,000,000, including, without limitation, when the principal amount of the remaining Loans have been paid, repaid, redeemed, prepaid or converted in full; (ii) the Maturity Date, (iii) the date of any acceleration of any of the Obligations, (iv) the date of any filing of any voluntary or involuntary bankruptcy petition, (v) the date of any insolvency, the date of any foreclosure or (vi) the date any Change of Control occurs.  The Additional Exit Payment shall be paid, in cash, immediately without notice or further action by the Loan Party Obligors to the Lenders based on their respective Pro Rata Shares upon the earliest to occur of any of the events described in clauses (i)-(vi) of the immediately preceding sentence; provided, that for purposes of this sentence, clause (i) will only be applicable if the principal amount of the remaining Loans has been paid, repaid, redeemed, prepaid or converted in full.   The Loan Party Obligors and the other Parties acknowledge and agree that the Collateral Agent and the Lenders would not have entered into this Agreement (including the Fourth Amendment and the Fifth Amendment) or the other Loan Documents without the Loan Party Obligors agreeing to pay the Exit Payments in the aforementioned instances.  The Loan Party Obligors and the other Parties further acknowledge and agree that the Exit Payments set forth in this Section 2.3(c) are not intended to act as a penalty or to punish the Borrower or any other Loan Party Obligors for any such payment, repayment, redemption, prepayment or conversion (or the requirement for such payment, repayment, redemption or conversion to be due, payable or made).”

f.          Section 2.3(e) of the Facility Agreement is hereby amended and restated in its entirety to read as follows:

“Any conversions of the Loans (and Notes evidencing such Loans) by any Lender into Conversion Shares (as defined in the Notes) and any prepayments of principal by the Borrower or any other Loan Party Obligor (whether in cash, through the issuance of Freely Tradeable Shares in accordance with Section 2.3(f) and Exhibit 2.3 or otherwise) shall be applied against, and reduce, principal repayments required pursuant to Section 2.3(a) with respect to each applicable Lender’s Loans (and Notes evidencing such Loans) in the order set forth in Section 2.3(a), in each case, as of the date of the applicable Conversion Notice (as defined in the Notes), applicable Principal Share Issuance Closing Date or applicable cash prepayment until the earlier to occur of (A) the time such principal repayment obligation has been satisfied in full (whether by repayment or as a result of Conversions (as defined in the Notes) by the Lenders), and (B) 5:00 p.m. (New York City time) on the Trading Day immediately preceding the date such principal repayment is due (i.e. following the earlier of clause (A) and clause (B) such conversion or prepayment would be applied against the next principal repayment requirement pursuant to Section 2.3(a)).  For the avoidance of doubt, any such conversion or prepayment that, in accordance with this Section 2.3(e), is applied against a Monthly Principal Payment shall reduce the amount of such Monthly Principal Payment due on the applicable Monthly Principal Payment Date, and the amount that would otherwise be deferred in respect of such Monthly Principal Payment in accordance with Section 2.3(a)(iv) shall be reduced on a dollar-for-dollar basis in the amount of such principal converted or prepaid.”

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3.         Amendment of Notes.  Effective as of the date hereof, each of the Existing Notes shall be amended and restated automatically (without the need for further action by any Party) to give effect to the amendments contained in the form of Second Amended and Restated Senior Secured Convertible Notes attached hereto as Exhibit A.

4.         Consent.  Notwithstanding anything to the contrary set forth in the PPP Consent, the Facility Agreement or any other Loan Document, subject to the accuracy of the representations contained in Section 6(l),  the Lenders party hereto, constituting at least Required Lenders, hereby irrevocably consent to the Borrower repaying in full the PPP Loan.

5.         Conditions Precedent.  The amendments to the Facility Agreement contemplated hereby shall be effective upon the execution and delivery hereof by each of the Parties, subject to the fulfillment or waiver by the Lenders of the following conditions (“Conditions Precedent”):

a.         Delivery of Documents.  The Borrower and the Lenders shall each have executed and delivered this Amendment, and the Borrower shall have delivered to each Lender a Note substantially in the form of Exhibit A hereto in the aggregate principal amount set forth opposite such Lender’s name on Schedule I hereto; provided, for the avoidance of doubt, that upon the delivery of such Notes and the effectiveness of this Amendment, the Existing Notes shall be immediately cancelled and of no further force and effect.

b.         Performance; Representations and Warranties.  The Borrower shall have performed and complied with all agreements and conditions contained in the Facility Agreement and the other Loan Documents to be performed by or complied with by the Borrower on or prior to the date hereof, the representations and warranties of the Borrower and the Guarantors contained herein shall be true and correct in all respects as of the date hereof, and the Lenders shall have received a certification from the chief executive officer or chief financial officer of the Borrower to the foregoing effect.

c.         Opinion.  The Lenders shall have received customary opinions of Goodwin Procter LLP, counsel to the Borrower.

d.         Consent under Intercreditor.  The Lenders shall have received the Consent Under Intercreditor in substantially the form attached as Exhibit B hereto, duly executed by each of Encina Business Credit, LLC, the Borrower and each Guarantor

6.         Representations and Warranties of the Borrower.  Each of the Borrower and the Guarantors, jointly and severally, hereby represents and warrants to the Lenders as of the date of this Amendment as follows, which representations and warranties shall survive the execution and delivery of this Amendment and continue in full force and effect until all of the Notes have been repaid in full:

a.         Organization and Good Standing. Each of the Borrower and the Guarantors is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.

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b.         Authority.  Each of the Borrower and Guarantors has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Amendment, the Notes (as amended hereby) and the other Loan Documents as amended hereby and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of this Amendment by each of the Borrower and Guarantors, the execution and delivery of the Notes (as amended hereby) by the Borrower and the consummation by it of the transactions contemplated hereby, by the Notes (as amended hereby) and by the other Loan Documents as amended hereby have been duly authorized by all necessary action on its part, and no further action of its board of directors, managers, partners, stockholders or members is required in connection herewith or therewith.

c.         Consents.  Each of the Borrower and Guarantors is not required to obtain any consent from, authorization or order of, or make any filing or registration with (other than the filing with the SEC of the 8-K Filing), any Governmental Authority or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by this Amendment, the Facility Agreement, the Notes (as amended hereby) or the other Loan Documents (as amended hereby), to which it is a party, in each case, in accordance with the terms hereof or thereof.  Except with respect to the minimum bid price requirement contained in NASDAQ Rule 5450(a)(i), the Borrower is not in violation of the requirements of NASDAQ and has no knowledge of any facts or circumstances which would reasonably be expected to lead to delisting or suspension of the Common Stock in the foreseeable future.  The Borrower is not, and never has been, a “shell company” (as defined in Rule 12b-2 under the Exchange Act).  The Common Stock is eligible for clearing through The Depository Trust Company (“DTC”), through its Deposit/Withdrawal At Custodian (DWAC) system, and the Borrower is eligible for and participating in the Direct Registration System (DRS) of DTC with respect to the its Common Stock.  The transfer agent for the Common Stock is a participant in, and the Common Stock is eligible for transfer pursuant to, DTC’s Fast Automated Securities Transfer Program.  The Common Stock is not, and has not at any time been, subject to any DTC “chill,” “freeze” or similar restriction with respect to any DTC services, including the clearing of transactions in shares of the Common Stock through DTC.

d.         Valid and Binding Agreement.  Each of this Amendment and the Notes (as amended hereby) has been duly executed and delivered by each of the Borrower and the Guarantors, as applicable, and constitutes its valid and binding obligations, enforceable against it in accordance with their respective terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

e.         Non-Contravention.  The execution and delivery of this Amendment and the Notes (as amended hereby) and the performance by each of the Borrower and the Guarantors of its obligations hereunder, thereunder and under the other Loan Documents as amended hereby does not and will not (i) violate any provision of its certificate of incorporation or formation, operating agreement, partnership agreement, bylaws or other organizational documents, as applicable (ii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which it is subject, or by which any of its property or assets is bound or affected, (iii) require any permit,

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authorization, consent, approval, exemption or other action by, notice to or filing with, any court or other federal, state, local or other governmental authority or other Person, (iv) violate, conflict with, result in a material breach of, or constitute (with or without notice or lapse of time or both) a material default under, or an event which would give rise to any right of notice, modification, acceleration, payment, cancellation or termination under, or in any manner release any party thereto from any obligation under any permit or contract to which it is a party or by which any of its properties or assets are bound, or (v) result in the creation or imposition of any Lien on any part of its properties or assets.  No Default or Event of Default exists.

f.          Issuance of Shares.  The Conversion Shares issuable upon conversion of the Notes (as amended hereby) are duly authorized and when issued upon any such conversion will be duly and validly issued, fully paid and non-assessable, free and clear of all Liens imposed by the Borrower, and will not be issued in violation of, or subject to, any preemptive or similar rights of any Person.  The Borrower has reserved from its duly authorized capital stock the Conversion Shares issuable pursuant to the Notes (as amended hereby) (without regard to the 4.985% Cap or any other limitation on the conversion thereof).

g.         SEC Reports.  The Borrower has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Borrower was subject to such requirements) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”).  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

h.         Certain Fees.  No brokerage or finder’s fees or commissions are or will be required to be paid by the Borrower or any of its affiliates or representatives to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Amendment.  The Lenders shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 6(h) that may be due in connection with the transactions contemplated hereby.

i.          Exemption from Registration.  Assuming the accuracy of the Lenders’ representations and warranties set forth in Section 7, no registration under the Securities Act or state securities laws is required for the offer and issuance of the Conversion Shares by the Borrower to the Lenders as contemplated hereby and by the Notes (as amended hereby).  The amendments and transactions contemplated hereby, including the issuance and sale of the Conversion Shares do not contravene, or require stockholder approval pursuant to, the rules and regulations of NASDAQ.  Assuming the Holder (as defined in the Notes (as amended hereby)) to which Conversion Shares are to be issued is not as of the date of issuance, and for a period of three (3) months prior to the date of issuance has not been, an Affiliate of the Borrower (which the Borrower shall assume (and the applicable Holder shall be deemed to represent unless such

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Holder has otherwise advised the Borrower in writing), the Conversion Shares will be freely tradeable by such Holder without restriction or limitation (including volume limitation), and will not contain or be subject to any legend or stop transfer instructions restricting the sale or transferability thereof.  The Borrower acknowledges and agrees that, for purposes of Rule 144(d) under the Exchange Act, each Lender shall be deemed to have acquired its Note (as amended hereby) on the Second Amendment Date.

j.          No Integrated Offering.  Neither the Borrower, nor any of its affiliates, nor any Person acting on its behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering and issuance of the Conversion Shares to be integrated with prior or contemporaneous offerings by the Borrower (i) for purposes of the Securities Act and which would require the registration of any such securities under the Securities Act, or (ii) for purposes of any applicable stockholder approval provisions of NASDAQ.

k.         Protective Plans.  The Borrower and the Borrower’s board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination or other similar anti-takeover provision under the Borrower’s certificate of incorporation, bylaws or the laws of the State of Delaware that is or could become applicable to any of the Lenders as a result of the transactions contemplated hereby or by the Notes (as amended hereby) and the other Loan Documents (in each case, as amended hereby) and the Borrower’s fulfilling its obligations with respect thereto, including the Borrower’s issuance of the Conversion Shares.  The Borrower has not adopted a stockholders rights plan (or “poison pill”) or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Borrower (an such plan or arrangement, a “Rights Plan”), and after the date of this Amendment, the Borrower will not adopt any Rights Plan that in any way limits or restricts any Lender’s (or any permitted transferee’s) exercise in full of its rights under the Notes (as amended hereby) or otherwise with respect to any Conversion Shares.

l.          PPP Loan.  The Borrower and the Guarantors have not used, and will not use, the PPP Loan Proceeds other than for the repayment of the PPP Loan as contemplated by the consent herein.  The Borrower and Guarantors shall repay the PPP Loans in full on or prior to May 14, 2020.

7.         Representations and Warranties of the Lenders.  Each Lender hereby severally represents and warrants to as follows:

a.         Organization and Good Standing.  Such Lender is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.

b.         Authority.  Such Lender has the requisite power and authority to enter into and to consummate the transactions contemplated by this Amendment and otherwise to carry out its obligations hereunder.  The execution and delivery of this Amendment by such Lender and the consummation by it of the transactions contemplated hereby and thereby have been duly

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authorized by all necessary action on the part of such Lender and no further action is required in connection herewith or therewith.

c.         Valid and Binding Agreement.  This Amendment has been duly executed by such Lender and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligations of such Lender, enforceable against such Lender in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

d.         Non-Contravention.  The execution and delivery of this Amendment by such Lender and the performance by such Lender of its obligations hereunder does not and will not (i) violate any provision of such Lender’s organizational or charter documents, (ii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which such Lender is subject, or by which any property or asset of such Lender is bound or affected, (iii) violate or result in a material breach of contract to which such Lender is a party or by which any of its properties or assets are bound.

8.         Additional Covenants.  Borrower covenants and agrees that:

a.           Delivery of Notes.  Immediately upon the effectiveness of this Amendment and the delivery of the Notes (as amended hereby) by the Borrower to the Lenders, the Existing Notes shall be cancelled and of no further force and effect.  As promptly as reasonably practicable following the date hereof, each Lender shall deliver the Existing Notes to the Borrower for destruction.  For the avoidance of doubt, the amendment and restatement of the terms of the Notes as provided therein, and the cancellation of the Existing Notes in connection therewith, shall not be conditioned upon, or be subject to, the delivery of the Notes by the Borrower to the Lenders, or the delivery of the Existing Notes by the Lenders to the Borrower.

b.         Reservation of the Common Stock.  On and after the date hereof, the Borrower shall at all times reserve and keep available, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Borrower to issue Conversion Shares pursuant to the Notes (as amended hereby) (without regard to the 4.985% Cap or any other limitation on the conversion thereof).

c.         Blue Sky Filings.  The Borrower shall take such action as is reasonably necessary in order to obtain an exemption for, or to qualify the Conversion Shares for, issuance and sale to the Lenders under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Lender.

d.         Listing. The Borrower has submitted a notification of listing of additional shares for the listing of the Conversion Shares on The Nasdaq Global Market and will use its reasonable best efforts to secure such listing.  The Borrower shall pay all fees and expenses in connection with satisfying its obligations under this Section 8(d).

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e.         Disclosure.  On or before 8:00 a.m., New York time, on the first Business Day following the date of this Amendment, the Borrower shall file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by this Amendment, attaching this Amendment (without redaction of any kind) and disclosing any other presently material non-public information (if any) provided or made available to any Lender (or any of their respective agents or representatives) on or prior to the date hereof (the “8-K Filing”). From and after the filing of the 8-K Filing, the Borrower shall have disclosed all material, non-public information (if any) provided or made available to either Lender (or any of their respective agents or representatives) by Borrower or any of their respective officers, directors, employees, Affiliates or agents in connection with the transactions contemplated by this Amendment or otherwise on or prior to the date hereof.  Notwithstanding anything contained in this Amendment to the contrary and without implication that the contrary would otherwise be true, after giving effect to the 8-K Filing, the Borrower expressly acknowledges and agrees that no Lender shall have (unless expressly agreed to by a particular Lender after the date hereof in a written definitive and binding agreement executed by the Borrower and such particular Lender or customary oral  (confirmed by e-mail) “wall-cross” agreement (it being understood and agreed that no Lender may bind any other Lender with respect thereto)), any duty of trust or confidence with respect to, or a duty not to trade in any securities on the basis of, any information regarding the Borrower.

f.          Fees & Expenses.  The Borrower shall promptly reimburse the Lenders for all of their reasonable out-of-pocket, costs, fees and expenses, including fees and disbursements of legal counsel, incurred in connection with the negotiation, drafting and execution of this Amendment and the consummation of the transactions contemplated hereby.

9.         Acknowledgements: Borrower and the Guarantors, jointly and severally, irrevocably and unconditionally acknowledges, affirms and covenants to each Lender that:

a.         such Lender is not in default under any of the Loan Documents and has not otherwise breached any obligations to Borrower or Guarantors; and

b.         there are no offsets, counterclaims or defenses to the Obligations, including the liabilities and obligations of the Borrower or any Guarantor under the Notes and other Loan Documents (as amended hereby), or to the rights, remedies or powers of such Lender in respect of any of the Obligations or any of the Loan Documents, and the Borrower and each Guarantor agrees not to interpose (and each does hereby waive and release) any such defense, set-off or counterclaim in any action brought by such Lender with respect thereto.

10.       Tax Treatment.   Borrower, the Guarantors and the Lenders intend and agree that, except to the extent otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code or a change in law, the amendments made to the Existing Facility Agreement and the Existing Notes pursuant to this Amendment are part of and pursuant to a plan of recapitalization and reorganization of the Borrower described in Section 368(a)(1)(E) of the Code.

11.       Miscellaneous.  This Amendment is an amendment contemplated under Section 6.6 of the Facility Agreement. For the avoidance of doubt, this Amendment is governed by and

11.

subject to the provisions of Article 6 of the Facility Agreement, which provisions are incorporated herein in their entirety by this reference thereto.

12.       Effect of Amendment; Reservation of Rights.  The parties hereto hereby agree that (a) the term “Notes” as used in the Loan Documents shall mean the Notes as amended and restated pursuant to the terms hereof, and (b) the term “Obligations” as used in the Loan Documents, as amended hereby, shall include all liabilities and obligations of the Borrower and Guarantors under this Amendment, under the Facility Agreement (including as amended hereby) under the Notes and under the other Loan Documents, and each of the parties hereto agrees not to take any contrary positions. Except as expressly set forth herein, none of the Lenders has agreed to any modification of the Facility Agreement or any other Loan Document, nor waived (nor hereby waives), any obligation of Borrower or any Guarantor, or any breach, default or Event of Default that may exist, under any of the Loan Documents, nor any of its rights or remedies thereunder, including any rights or remedies arising from any breach, default or Event of Default, and each of the Lenders expressly reserves all such rights and remedies.

13.       Reaffirmation.  The execution and delivery of this Amendment shall not operate as a waiver of any right, power or remedy of the Lenders, or constitute a waiver of any provision of the Facility Agreement or any other Loan Document.  Each of the Borrower and the Guarantors, as issuer, debtor, grantor, pledgor, mortgagor, guarantor or assignor, or in other any other similar capacity in which such Person grants Liens or security interests in its property or otherwise acts as accommodation party or guarantor, as the case may be, hereby (i) acknowledges and agrees that it has reviewed this Amendment, (ii) ratifies and reaffirms all of its obligations, contingent or otherwise, under each of the Loan Documents (as amended hereby) to which it is a party (after giving effect hereto), and (iii) to the extent such Person granted Liens on or security interests in any of its property pursuant to any such Loan Document as security for or otherwise guaranteed the Obligations under or with respect to the Loan Documents, ratifies and reaffirms such guarantee and grant of security interests and Liens and confirms and agrees that such security interests and Liens hereafter secure all of the Obligations (as amended hereby).  Each of the Borrower and the Guarantors hereby consents to this Amendment and acknowledges that this Amendment and each Note (as amended hereby) is a Loan Document and that each of the Loan Documents (as amended hereby) remains in full force and effect and is hereby ratified and reaffirmed.  Neither this Amendment nor any prior amendment of any of the Loan Documents shall be construed or deemed to be a satisfaction, novation, cure, modification, amendment or release of any obligations (including the Obligations), the Facility Agreement or any of the other Loan Documents or establish a course of conduct with respect to future requests for amendments, modifications or consents.

[Remainder of Page Intentionally Left Blank, Signature Page Follows]

12.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first set forth above.

BORROWER:

NEOS THERAPEUTICS, INC.

By:	/s/ Richard Eisenstadt
Name:	Richard Eisenstadt
Title:	Chief Financial Officer

GUARANTORS:

NEOS THERAPEUTICS COMMERCIAL, LLC

By:	/s/ Richard Eisenstadt
Name:	Richard Eisenstadt
Title:	Chief Financial Officer

NEOS THERAPEUTICS BRANDS, LLC

By:	/s/ Richard Eisenstadt
Name:	Richard Eisenstadt
Title:	Chief Financial Officer

NEOS THERAPEUTICS, LP

By:	PharmaFab Texas, LLC, its general partner

By:	/s/ Richard Eisenstadt
Name:	Richard Eisenstadt
Title:	Chief Financial Officer

PHARMAFAB TEXAS, LLC

By:	/s/ Richard Eisenstadt
Name:	Richard Eisenstadt
Title:	Chief Financial Officer

13.

LENDERS:

DEERFIELD PRIVATE DESIGN FUND III, L.P.

By:	Deerfield Mgmt III, L.P., its General Partner
By:	J.E. Flynn Capital III, LLC, its General Partner

By:	/s/ David J. Clark
Name:	David J. Clark
Title:	Authorized Signatory

DEERFIELD PARTNERS, L.P.

By:	Deerfield Mgmt., L.P., its General Partner
By:	J.E. Flynn Capital, LLC, its General Partner

By:	/s/ David J. Clark
Name:	David J. Clark
Title:	Authorized Signatory

COLLATERAL AGENT:

DEERFIELD MGMT, L.P.

By:	J.E. Flynn Capital, LLC, General Partner

By:	/s/ David J. Clark
Name:	David J. Clark
Title:	Authorized Signatory

14.

Schedule I

Lender	Principal Amount of Note

DEERFIELD PRIVATE DESIGN FUND III, L.P.	$30,000,000

DEERFIELD PARTNERS, L.P.	$15,000,000

EXHIBIT A

Notes

EXHIBIT B

Consent Under Intercreditor

CONSENT UNDER INTERCREDITOR AGREEMENT

This Consent under Intercreditor Agreement ("Consent") is entered into as of May 6, 2020, by and among ENCINA BUSINESS CREDIT, LLC, as ABL Agent for the ABL Lender Parties, DEERFIELD MGMT, L.P., as the Term Loan Agent, the Term Loan Lenders, NEOS THERAPEUTICS, INC., a Delaware corporation (the "Company"), NEOS THERAPEUTICS COMMERCIAL, LLC, a Delaware limited liability company ("NT Commercial"), NEOS THERAPEUTICS BRANDS, LLC, a Delaware limited liability company ("NT Brands"), NEOS THERAPEUTICS, LP, a Texas limited partnership ("NT LP"), and PHARMAFAB TEAS, LLC, a Texas limited liability company ("Pharma" and together with the Company, NT Commercial, NT Brands and NT LP, each, a "Loan Party Obligor" and collectively, the "Loan Party Obligors").

W I T N E S S E T H:

WHEREAS, ABL Agent, the Term Loan Agent, the Term Loan Lenders and the Loan Party Obligors have entered into that certain Intercreditor Agreement dated as of October 2, 2019 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Intercreditor Agreement");

WHEREAS, the Loan Party Obligors party thereto from time to time, ABL Agent and ABL Lenders have entered into a certain Loan and Security Agreement dated as of October 2, 2019 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "ABL Credit Agreement"), pursuant to which, among other things, the ABL Lenders have agreed, subject to the terms and conditions thereof, to make certain loans and financial accommodations to the Loan Party Obligors;

WHEREAS, the Loan Party Obligors party thereto from time to time and the Term Loan Lenders have entered into that certain Facility Agreement dated as of May 11, 2016 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Term Credit Agreement"), pursuant to which, among other things, the Term Loan Lenders have agreed, subject to the terms and conditions thereof, to make certain loans and financial accommodations to the Loan Party Obligors;

WHEREAS, the Company has requested that Term Loan Agent and the Term Loan Lenders enter into that certain Fifth Amendment to Facility Agreement of even date herewith in the form attached hereto as Exhibit A (the "Fifth Amendment to Term Credit Agreement");

WHEREAS, the Company and the other Loan Party Obligors have requested that ABL Agent consent to the Fifth Amendment to Term Credit Agreement and the documents and instruments to be executed and delivered in connection therewith; and

WHEREAS, it is a condition precedent to the execution and delivery of the Fifth Amendment to Term Credit Agreement that the Loan Party Obligors and ABL Agent shall have executed and delivered this Consent.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.          Defined Terms.  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Intercreditor Agreement.

2.          Consent.  Notwithstanding anything contained in the Intercreditor Agreement, the ABL Credit Agreement or the Term Credit Agreement to the contrary, ABL Agent consents to the execution, delivery and performance of the Fifth Amendment to Term Credit Agreement and each of the other agreements, instruments and documents in connection therewith.

3.          Waiver.  ABL Agent hereby waives any Default or Event of Default (in each case, as defined in the ABL Credit Agreement) occurring or continuing in connection with the Loan Party Obligors' incurrence of a "paycheck protection program" loan under the Coronavirus Aid, Relief, and Economic Security Act (H.R. 748) and the Interim Final Rule set forth in 13 C.F.R. §120 – Business Loan, in each case so long as the proceeds of such loan are repaid in full on or prior to May 14, 2020 (the "PPP Loan").  The Term Loan Agent and Term Loan Lenders hereby acknowledge and agree that the Default or Event of Default (in each case, under the ABL Credit Agreement) being waived by the ABL Agent hereunder does not constitute a Triggering Event under the Intercreditor Agreement so long as the PPP Loan is repaid in full on or prior to May 14, 2020.  The foregoing waiver and acknowledgement are limited and, in each case, shall not constitute (a) a modification or alteration of the terms, conditions or covenants of the ABL Credit Agreement or the Intercreditor Agreement, as applicable, (b) a waiver of any other Default or Event of Default (in each case as defined in the ABL Credit Agreement) in existence or that may occur after the date hereof, (c) a waiver, release or limitation upon the exercise by ABL Agent, Term Loan Agent or any Term Loan Lender of any of its rights, legal or equitable, thereunder or (d) establish a custom or course of dealing among any of the parties hereto.

4.          Representations and Warranties.  Each of the parties hereto hereby represents and warrants to the other that (a) it has full power, authority and legal right to make and perform this Consent and (b) this Consent is its legal, valid and binding obligation, enforceable against it in accordance with its terms.

5.          Miscellaneous.

(a)        Captions.  Section captions used in this Consent are for convenience only, and shall not affect the construction of this Consent.

(b)        Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (BUT NOT THE LAW OF CONFLICTS) APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

(c)        Counterparts.  This Consent may be executed in one or more counterparts, each of which shall constitute an original, but all of which taken together shall be one and the same instrument.  Receipt by telecopy, facsimile or email transmission of any executed signature page to this Consent shall constitute effective delivery of such signature page.

(d)        Severability.  Any provision of this Consent held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Consent and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

(e)        Reaffirmation.  Except as expressly amended hereby, the terms of the Intercreditor Agreement will remain in full force and effect.

(f)         Successors and Assigns.  This Consent shall be binding upon ABL Agent, the Term Loan Agent and each Term Loan Lender and their respective successors and assigns, and shall inure to the benefit of ABL Agent, the Term Loan Agent and each Term Loan Lender and their respective permitted successors and assigns.

(g)        Reference.  Any reference to the Intercreditor Agreement contained in any document, instrument or agreement executed in connection with the Intercreditor Agreement shall be deemed to be a reference to the Intercreditor Agreement as modified by this Consent.

[Signature Pages Follow]

IN WITNESS WHEREOF, ABL Agent, Term Loan Agent, each Term Loan Lender and each Loan Party Obligor have caused this Consent to be executed as of the date first above written.

ABL AGENT, on behalf of ABL Lender Parties:

ENCINA BUSINESS CREDIT, LLC

By:	/s/ Jean R. Elie
Name:	Jean R. Elie
Title:	Authorized Signatory

Signature Page to Consent under Intercreditor Agreement

TERM LOAN AGENT:

DEERFIELD MGMT, L.P.

By: J.E. FLYNN CAPITAL, LLC, General Partner

By:	/s/ David Clark
Name:	David Clark
Title:	Authorized Signatory

Signature Page to Consent under Intercreditor Agreement

LOAN PARTY OBLIGORS:

NEOS THERAPEUTICS COMMERCIAL, LLC

By:	/s/Richard Eisenstadt
Name:	Richard Eisenstadt
Its:	Chief Financial Officer

NEOS THERAPEUTICS, LP

By: PHARMAFAB TEXAS, LLC, its general partner

By:
Name:	Richard Eisenstadt
Its:	Chief Financial Officer

PHARMAFAB TEXAS, LLC

By:	/s/Richard Eisenstadt
Name:	Richard Eisenstadt
Its:	Chief Financial Officer

NEOS THERAPEUTICS, INC.

By:	/s/Richard Eisenstadt
Name:	Richard Eisenstadt
Its:	Chief Financial Officer

NEOS THERAPEUTICS, INC.

By:	/s/Richard Eisenstadt
Name:	Richard Eisenstadt
Its:	Chief Financial Officer

Signature Page to Consent under Intercreditor Agreement

Exhibit A

Fifth Amendment to Term Credit Agreement

See attached.